Exhibit 10.53

PURCHASE AGREEMENT FOR REAL PROPERTY

AND ESCROW INSTRUCTIONS

BETWEEN

KBS CAPITAL ADVISORS LLC

AS BUYER

AND

WORKERS COMPENSATION FUND

AS SELLER

September 10, 2007

i

PURCHASE AGREEMENT FOR REAL PROPERTY

AND ESCROW INSTRUCTIONS

This Purchase Agreement for Real Property and Escrow Instructions (“Agreement”), effective as of September 10, 2007 (“Effective Date”), is entered into by and between WORKERS COMPENSATION FUND, a Utah corporation, formerly known as Workers Compensation Fund of Utah (“Seller”), as seller, and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Buyer”), as buyer.

1. PURCHASE OF PROPERTY. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Property (as described in Paragraph 2.1), in consideration for the payment of the Purchase Price (as described in Paragraph 2.2), pursuant to the terms set forth in this Agreement.

2. BASIC TERMS AND DEFINITIONS.

2.1 PROPERTY.

2.1.1 Real Property. The land for the real property commonly referred to as South Towne Corporate Center Phases I and II as more particularly described on the attached Exhibit “A” (the “Land”), together with all improvements located on, above or below the surface of the Land, including, without limitation, all the building(s), structures, and facilities located on the Land (collectively, the “Improvements”), together with all rights, privileges, easements, rights-of-way and appurtenances benefiting such Land and/or the Improvements, used or connected with the beneficial use or enjoyment of such Land and/or the Improvements (the Land, the Improvements, and all such rights, privileges, easements, rights-of-way and appurtenances are hereinafter collectively referred to as the “Real Property”).

2.1.2 Personal Property. All furniture, fixtures, equipment, appliances, and personal property now located in or on the Real Property and used in connection with the management and operation of Real Property, including, without limitation, those items listed on the attached Exhibit “B-1”, but excluding those items listed on the attached Exhibit “B-2” (collectively, the “Personal Property”).

2.1.3 Permits, Warranties, and Intangibles. All benefits under all licenses, permits, approvals, blueprints, plans, specifications, maps, drawings and guaranties and all warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Real Property and all intangible rights and property, including, without limitation, all rights of ownership and use of any names or trade names used in connection with the Property (collectively, the “Permits, Warranties, and Intangibles”).

2.1.4 Leasehold Rights. All of Seller’s interests in the leases for the Real Property described on the attached Exhibit “C” (the “Leases”), including all amendments and modifications to the Leases and all guaranties ensuring performance of the obligations under the Leases, together with all prepaid rent, damage, escrow and security deposits under the Leases (collectively, the “Leasehold Rights”).

2.1.5 Service Contracts. All of Seller’s interest in the service contracts (the “Service Contracts”) described on the attached Exhibit “E”, to the extent Buyer elects to assume the same in accordance with the provisions of Paragraph 3.3 below.

The Real Property, Personal Property, Permits, Warranties, and Intangibles and Leasehold Rights and Service Contracts Buyer elects to assume are collectively referred to in this Agreement as the “Property”.

2.2 PURCHASE PRICE. Fifty Million Seven Hundred Fifty Thousand Dollars ($50,750,000) (“Purchase Price”), subject to the adjustments and prorations provided for under this Agreement.

2.3 TERMS OF PURCHASE.

2.3.1 The Deposit. Within two (2) business days after the Effective Date, a deposit of Five Hundred Thousand Dollars ($500,000) (“Deposit”) shall be delivered to Escrow Holder (as defined in Paragraph 2.6 below) by Buyer. Escrow Holder shall place the Deposit in a federally insured, interest-bearing account. All interest earned on the Deposit shall be deemed part of the Deposit for all purposes under this Agreement.

2.3.2 Cash at Closing. The Purchase Price less the Deposit (and subject to any adjustments and prorations provided under this Agreement) shall be delivered to Escrow Holder as provided in Paragraph 6.3.

2.4 CLOSING DATE. The Close of Escrow (as defined in Paragraph 6.1(b) herein) shall occur on November 9, 2007 (the “Closing Date”).

2.5 FEASIBILITY PERIOD. The “Feasibility Period” shall end at 5:00 P.M. (Salt Lake City time) on October 10, 2007.

2.6 ESCROW HOLDER. Integrated Title Insurance Services, LLC, a Utah limited liability company (“Escrow Holder”), whose address is 6925 Union Park Center, Suite 160, Cottonwood Heights, Utah 84047; Escrow Officer Bill Roeder; Telephone: (801) 307-0160; Facsimile: (801) 307-0170.

2.7 TITLE COMPANY. First American Title Insurance Company, a California corporation, acting through Integrated Title Insurance Services, LLC (“Title Company”), whose address is 6925 Union Park Center, Suite 160, Cottonwood Heights, Utah 84047; Escrow Officer: Bill Roeder; Telephone: (801) 307-0160; Facsimile: (801) 307-0170.

3. TITLE CONDITION; GENERAL FEASIBILITY; SERVICE CONTRACTS.

3.1 TITLE CONDITION.

3.1.1 Title Document. Buyer shall have the right to review and approve, in its sole and absolute discretion, the following items for the Property:

(a) A current (i.e., no more than thirty (30) days old) ALTA Commitment for Title Insurance for Owner’s ALTA Extended Coverage issued by the Title Company (“Title Commitment”);

(b) Legible copies of all documents, whether recorded or unrecorded, referred to in the Title Commitment; and

(c) A current (i.e., no longer than thirty (30) days old) ALTA As-Built Survey of the Property prepared by a licensed engineer or surveyor (reasonably acceptable to Buyer) and prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2005, including Items 1-4, 6-11 and 13-16 of Table A thereof, and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM) in effect (the “Survey”).

(Items (a) through (c) are collectively referred to as the “Title Documents.”) Seller has, without cost to Buyer and prior to the Effective Date, delivered to Buyer items (a) and (b), and has, prior to the Effective Date, ordered the Survey. Buyer shall be solely responsible for all cost and expense of the Survey, and shall pay directly for the Survey promptly following receipt of an invoice therefor, but not later than the Close of Escrow.

3.1.2 Buyer’s Title Notice. By no later than October 1, 2007, Buyer may approve or disapprove (in its sole and absolute discretion) the Title Documents for the Property by delivering written notice to Seller (“Buyer’s Title Notice”) specifying each title defect or matter which needs to be cured by Seller (“Title Defect”) and each Title Company requirement (“Title Requirement”) which must be satisfied by Seller in order for the Approved Title Policy (as defined below) to be issued for the Property at the Close of Escrow. For purposes of this Agreement, (a) the term “Approved Title Policy” shall mean an ALTA Owner’s Policy of Title Insurance, issued by the Title Company as of the date and time of the recording of the Deed (as defined below), in the amount of the Purchase Price, insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, containing such title endorsements as may be designated by Buyer in Buyer’s Title Notice and subject only to the Permitted Exceptions (as defined below) for the Real Property, and (b) the term “Permitted Exceptions” shall mean the title exceptions approved by Buyer pursuant to this Agreement, and the following: (i) current taxes and assessments for the 2007 calendar year; (ii) parties in possession of the Real Property under unrecorded leases as tenants only, with no right or option to purchase all or any portion of the Property (as such leases are described on the attached Exhibit “C”); and (iii) matters or facts that a correct survey would disclose. If Buyer fails to deliver Buyer’s Title Notice to Seller prior to the expiration of the Feasibility Period, Buyer shall be deemed to have disapproved the Title Documents and this Agreement shall automatically terminate in accordance with the provisions of Paragraph 7.3 hereof. Seller shall execute at Closing an Owner’s Affidavit and any other documents, undertakings or agreements reasonably required by the Title Company to issue the Approved Title Policy in accordance with the provisions of this Agreement.

3.1.3 Seller’s Title Notice. Within five (5) calendar days after receiving Buyer’s Title Notice, if any, Seller shall deliver to Buyer written notice (“Seller’s Title Notice”) of those Title Defects which Seller covenants and agrees either to eliminate or cure to Buyer’s satisfaction by the Closing Date and those Title Requirements which Seller agrees to satisfy by the Closing Date. Seller’s failure to deliver Seller’s Title Notice to Buyer within the time period specified above shall be deemed to constitute Seller’s election not to eliminate or cure any such Title Defect or to satisfy any such Title Requirements. If Seller elects (or is deemed to have elected) not to eliminate or cure any Title Defects or not to satisfy any Title Requirements, then Buyer shall have the right, by written notice delivered to Seller within four (4) calendar days after receipt of Seller’s Title Notice or within four (4) calendar days after the expiration of the time period during which Seller is entitled to deliver Seller’s Title Notice, whichever occurs first, either to (a) waive its prior notice as to the Title Defects which Seller has elected (or is deemed to have elected) not to cure and those Title Requirements which Seller has elected (or is deemed to have elected) not to satisfy or (b) terminate this Agreement as provided in Paragraphs 7.2 and 7.3 hereof. If Buyer fails to deliver any written notice within such four (4) calendar day period, Buyer shall be deemed to have elected to terminate this Agreement pursuant to (b) above. Notwithstanding the foregoing or anything else stated to the contrary herein, if Buyer delivers to Seller a form of title commitment acceptable to Buyer prior to the expiration of the Feasibility Period that does not set forth any requirements inconsistent with the terms of this Agreement, then, the form of Approved Title Policy that shall be delivered to Buyer as provided in Section 3.1.2 shall be the form of title policy provided for in such title commitment delivered to Seller, together with all endorsements attached thereto.

3.1.4 Disapproval of Liens and Monetary Encumbrances. Notwithstanding anything to the contrary contained in this Agreement, Buyer disapproves all monetary and financing liens and encumbrances (other than liens for non-delinquent real property taxes and the non-delinquent charges and assessments of Sandy City, Sandy Suburban Improvement District and the Civic Center North Neighborhood Development Plan, if any). Seller covenants to cause all such liens to be eliminated at Seller’s sole cost and expense (including all prepayment penalties and charges) prior to or concurrently with the Close of Escrow.

3.2 GENERAL FEASIBILITY.

3.2.1 Buyer’s Feasibility Studies. Buyer shall have until the expiration of the Feasibility Period to confirm in Buyer’s sole and absolute discretion whether Buyer desires to proceed with the purchase of the Property and whether the Property is acceptable to Buyer. Buyer’s feasibility studies may include, but shall not be limited to, each of the following items for the Property:

(a) The economics of and return on investment;

(b) The terms of the Leases;

(c) The terms of all contracts, agreements and other obligations;

(d) The physical condition;

(e) The geological soils and seismic conditions;

(f) All conditions imposed by governmental bodies;

(g) The compliance with all applicable federal, state, city, and local laws, rules, regulations and ordinances, including, without limitation, those pertaining to zoning and land use;

(h) The environmental condition; and

(i) Any other items which Buyer believes are pertinent to its determination of whether to purchase the Property.

3.2.2 Property Documents.

(a) To assist Buyer’s feasibility determination, within three (3) business days after the Effective Date, Seller, at its sole cost and expense, shall (to the extent it has not already done so) deliver to Buyer at its offices listed in Paragraph 13.3 hereof, copies of the following documents for the Property, to the extent currently existing and in Seller’s possession: (i) the Leases, Lease abstracts, Lease files, and tenant correspondence, (ii) a current rent roll, (iii) for Building 1, a current operating report containing income and expenses for the current year and last three calendar years, and for Building 2, a current operating report containing income and expenses for the current year and for the portion of 2006 for which there was tenant occupancy, (iv) all existing environmental and soils assessments, correspondence and reports, (v) the property tax bills for the current and prior year, (vi) all existing plans, surveys, drawings and specifications, (vii) the most recent preliminary title report or title insurance policy, (viii) all pending leases, lease proposals and letters of intent, (ix) all contracts and agreements affecting the Property, including, without limitation, those pertaining to service, labor, construction, management, maintenance, and brokerage, (x) all documents regarding litigation, liens or threatened claims, (xi) all building reports, structural reports, and engineering data, (xii) a list of personal property existing in which Seller has an interest, (xii) copies of all insurance policies (other than title insurance policies), (xiii) all building and occupancy permits, including certificates of occupancy, and (xiv) all licenses, permits and maps and easements and pending applications to governmental entities ((i) through (xiv) collectively, the “Delivered Documents”). Seller certifies that it does not have any aging receivables reports for the Property.

(b) Also to assist Buyer’s feasibility determination, at all reasonable times during the effectiveness of this Agreement, Seller shall make available for Buyer’s review and copying at Seller’s office in Salt Lake City or at the Property location, all other documents, materials and information in Seller’s possession or control pertaining to the Property or its condition (collectively, the “Available Documents”).

(c) Buyer has informed Seller that Buyer is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Buyer’s 3-14 Audit”). In connection with the performance of Buyer’s 3-14 Audit, Seller shall during the Feasibility Period (a) make available to Buyer for Buyer’s review and copying at Seller’s office in Salt Lake City or at the Property location, as part of the Available Documents, the documents which are described on Exhibit “J” attached hereto, to the extent in existence and in Seller’s possession (collectively, “Buyer’s 3-14 Audit Documents”), and (b) provide to Buyer in written form, as determined by Seller, answers to the questions relating to the Property which are set forth in Exhibit “J”.

The Delivered Documents and the Available Documents shall be collectively referred to in this Agreement as the “Property Documents.”

The originals (and where originals are not available, copies) of all Property Documents shall become the property of Buyer upon Close of Escrow, to the extent not also including property other than the Property. To the extent that the Property Documents include property other than the Property, Seller shall only be obligated to deliver to Buyer legible photocopies of the portion(s) of the Property Documents pertaining to the Property. Subject to the immediately preceding sentence, upon Close of Escrow, Seller may retain copies of any Property Documents which Seller may make at Seller’s sole cost and expense.

3.2.3 Interviews. Seller shall make available to Buyer for interviews regarding the Property, Seller’s relevant personnel, agents and managers, as reasonably designated by Seller, and Buyer shall have the right to interview the tenants (collectively, the “Tenants”) leasing space in the Property, provided that Seller shall have the right to be present for all communications and meetings with the Tenants and Buyer shall provide Seller with no less than 48 hours’ prior notice of any such interviews.

3.2.4 Buyer’s Feasibility Determination. Buyer shall have the right to determine in its sole and absolute discretion that it is either feasible or not feasible for Buyer to purchase the Property by notifying Seller in writing, prior to expiration of the Feasibility Period, of Buyer’s determination either that (a) it is feasible to purchase the Property (a “Feasibility Notice”), or (b) that it is not feasible to purchase the Property (“Non-Feasibility Notice”). If Buyer fails to deliver a Feasibility Notice for the Property or if Buyer delivers a Non-Feasibility Notice for the Property this Agreement shall automatically terminate in accordance with the provisions of Paragraph 7.3 hereof. If Buyer delivers a Feasibility Notice with respect to the Property prior to expiration of the Feasibility Period, this Agreement shall continue in effect in accordance with its terms.

3.3 SERVICE CONTRACTS. During the Feasibility Period, Buyer shall notify Seller as to which Service Contracts, if any, Buyer will assume for the Property and which Service Contracts for the Property Buyer desires to have terminated by Seller at Closing. Within five (5) business days after receipt of such notice from Buyer, Seller shall notify Buyer of any Service Contracts, if any, that cannot be terminated by Seller at Closing. If Seller fails to notify Buyer of any Service Contracts that cannot be terminated by Seller at Closing, Seller will be deemed to be able to terminate all Service Contracts at Closing of which Buyer gave Seller notice of Buyer’s desire to terminate. If Seller so notifies Buyer of any Service Contracts that cannot be terminated by Seller at Closing, Buyer may, within five (5) business days thereafter, terminate this Agreement in accordance with the provisions of Paragraph 7.3 hereof or, failing to do so, shall be deemed to have elected to assume such Service Contracts that cannot be terminated. Buyer will assume the obligation to pay for all services provided under the Service Contracts on and after the Closing Date under those Service Contracts that are not in default as of the Closing Date and which Buyer has elected (or is deemed to have elected) to assume. Seller shall terminate at Closing all Service Contracts that are not so assumed. Seller shall terminate at Closing, and Buyer shall not assume, any property management or leasing agreement affecting the Property.

4. CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE. Buyer’s obligation to purchase the Property is subject to the satisfaction or written waiver of all the conditions described below (which are for Buyer’s benefit), within the time periods specified, or if no time is specified, by the Closing Date.

4.1 ESTOPPEL CERTIFICATES. Buyer shall have received no less than five (5) business days prior to the Closing Date, executed estoppel certificates (the “Estoppel Certificates”) in the form of Exhibit “D” attached hereto from Tenants leasing not less than eighty-five percent (85%) of the total leased space in the Property, not disclosing the existence of any default under the Leases and containing information that is consistent with and confirms (a) the terms of the Leases and (b) the information contained in the rent roll for the Property delivered to Buyer.

4.2 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. Buyer shall have received no less than five (5) business days prior to the Closing Date, fully-executed subordination, non-disturbance and attornment agreements (the “SNDAs”) from Tenants leasing not less than eighty-five percent (85%) of the total leased space in the Property which shall be in the form provided to, and approved by, Seller prior to the expiration of the Feasibility Period.

4.3 ISSUANCE OF TITLE POLICY. At the Closing, the Title Company shall have irrevocably committed to issue the Approved Title Policy upon Close of Escrow.

4.4 VALIDITY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Seller in this Agreement shall be true and correct in all material respects as of the Close of Escrow.

4.5 PERFORMANCE OF COVENANTS. Seller shall have duly performed all covenants and agreements to be performed by Seller under this Agreement, including, without limitation, the timely delivery of all documents and instruments to Escrow Holder as required by Paragraph 6.2 hereof.

4.6 NO MATERIAL CHANGES. As of the Closing Date, there shall have been no material adverse changes since the expiration of the Feasibility Period in the physical, financial, tenant, title or zoning condition of the Property.

4.7 CONSENTS AND APPROVALS. Seller shall have received (and provided Buyer with originals of) all approvals, releases, and consents from all parties from whom such approvals, releases or consents are required under any contracts, covenants, restrictions, terms and other agreements pertaining to the Property, or its ownership, transfer, use and operation, which are necessary for all the Property to be sold to Buyer pursuant to the terms of this Agreement, free and clear of any claims or rights of others, and without the imposition of any obligations or liabilities on Buyer which are not expressly identified and assumed by Buyer under this Agreement.

4.8 DELIVERY OF DOCUMENTS. Seller shall have signed, acknowledged and timely delivered all documents and instruments to Escrow Holder as required by this Agreement, and Escrow Holder shall have delivered all documents and instruments required to be delivered to Buyer.

5. CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE. Seller’s obligation to sell the Property is subject to the satisfaction or written waiver of all conditions set forth below (which are for Seller’s benefit) within the time periods specified, or if no time period is specified, by the Closing Date.

5.1 PERFORMANCE OF COVENANTS. Buyer shall have duly performed all covenants and agreements to be performed by Buyer under this Agreement.

5.2 DELIVERY OF DOCUMENTS. Buyer shall have signed, acknowledged and timely delivered all monies, documents and instruments to Escrow Holder as required by this Agreement, including but not limited to those required by Paragraphs 2.3.1, 2.3.2, and 6.3 hereof and Escrow Holder shall have delivered all documents and monies required to be delivered to Seller.

5.3 VALIDITY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Buyer in this Agreement shall be true and correct in all material respects as of Close of Escrow.

5.4 PAYMENT. Buyer shall have deposited with Escrow Holder all monies required to be so deposited by this Agreement, including, without limitation, the Purchase Price.

6. CLOSING.

6.1 THE CLOSING.

(a) Provided that the conditions set forth in Paragraphs 4 and 5 hereof have been satisfied or Buyer and Seller have waived the same in writing, the Closing shall occur at the offices of the Escrow Holder on the Closing Date.

(b) The terms “Close of Escrow” and/or “Closing” are used in this Agreement to mean the time that the Deed has been recorded in the County in which the Property is located or the Purchase Price has been remitted to Seller, whichever occurs first.

6.2 SELLER’S CLOSING OBLIGATIONS. Provided that all of the conditions set forth in Paragraph 5 hereof have been satisfied (and/or waived by Seller), on or before 12:00 noon (Salt Lake City time) on the last business day immediately before the Closing Date, Seller shall deliver to Escrow Holder for the Property on such last business day (unless otherwise expressly provided below):

(a) A special warranty deed (“Deed”), in the form attached hereto as Exhibit “K”, conveying fee title to the Real Property and Improvements to Buyer, properly signed by Seller and acknowledged, in recordable form;

(b) An Assignment of Leases and Service Contracts conveying the Leasehold Rights to the Property to Buyer, and assigning the Service Contracts to Buyer that are not to be terminated by Seller, signed by Seller, in the form attached hereto as Exhibit “F” (“Assignment of Leases and Contracts”);

(c) A bill of sale, signed by Seller, in the form attached hereto as Exhibit “G”, transferring all of Seller’s right, title and interest in and to the Personal Property for the Property to Buyer;

(d) A general assignment, signed by Seller, in the form attached hereto as Exhibit “H”, conveying all of Seller’s right, title and interest in and to the Permits, Warranties, and Intangibles for the Property to Buyer;

(e) A certificate of Seller in the form required of an entity transferor as set forth in Section 1.1445- 2(b)(iii) of the Regulations under Section 1445 of the Internal Revenue Code of 1986 and any state, local or other required withholding exemption certificates, all signed by Seller;

(f) Notice to the Tenants under the Leases, signed by Seller, in the form attached hereto as Exhibit “L”;

(g) On the Closing Date, any additional funds, documents and/or instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement, including, without limitation, certified copies of any corporate resolutions adopted by Seller authorizing the sale of the Property;

(h) On the Closing Date, all originals (and where originals are not available, copies) of the Property Documents for the Property, subject to the provisions of Paragraph 3.2.2;

(i) On the Closing Date, all keys for the Property specifically identified to reflect their respective unit locks; and

(j) A certificate executed by Seller certifying whether all representations and warranties of Seller set forth in this Agreement continue to be true, correct and complete.

6.3 BUYER’S CLOSING OBLIGATIONS. Provided that all of the conditions set forth in Paragraph 4 hereof have been satisfied (and/or waived by Buyer), on or before 12:00 noon (Salt Lake City time) on the last business day immediately before the Closing Date, Buyer shall deliver to Escrow Holder on such last business day (unless otherwise expressly provided below):

(a) On the Closing Date, cash equal to that amount provided for in Paragraph 2.3.2 hereof. The cash must be by direct deposit or by wire transfer of funds actually made in Escrow Holder’s depository bank account by 12:00 noon (Salt Lake City time) on the Closing Date;

(b) The Assignment of Leases and Contracts, signed by Buyer;

(c) On the Closing Date, any additional funds, documents and/or instruments (signed by Buyer and acknowledged, if appropriate) as may be necessary to comply with this Agreement, including, without limitation, certified copies of all corporate or partnership resolutions, as the case may be, adopted by Buyer authorizing the purchase of the Property, to the extent required by the Title Company; and

(d) A certificate executed by Buyer certifying whether all representations and warranties of Buyer set forth in this Agreement continue to be true, correct and complete.

6.4 TRANSFER DECLARATIONS AND OTHER DOCUMENTS. Such local or state tax, bulk sales, withholding and other statements, certificates, filings, affidavits and other documents as may be necessary or appropriate for purposes of recordation of the Deed or as otherwise required under law in connection with the transactions contemplated herein (including, without limitation, those necessary for the Property to be sold to Buyer without imposition of obligations or liabilities on Buyer or the Property which Buyer has not expressly agreed to assume), shall be properly executed and delivered by Seller or Buyer, as applicable, consistent with the terms of this Agreement. Seller and Buyer shall cooperate to make any pre-closing filings required in connection with any of the transactions contemplated by this Agreement. Buyer and Seller also agree to execute, acknowledge, and deliver all such further documentation as is reasonably necessary and desirable to fully carry out this Agreement and to consummate and effect fully the transactions as contemplated by this Agreement.

7. TERMINATION OF THIS AGREEMENT; DEFAULT BY BUYER AND SELLER.

7.1 FAILURE TO CLOSE BY CLOSING DATE. If Escrow fails to close on the Closing Date due to the failure of Seller or Buyer to satisfy their respective obligations hereunder, then, at the election of the non-defaulting party, such non-defaulting party shall be entitled to exercise the remedies set forth below in this Paragraph 7.

7.2 FAILURE OF A CONDITION. Except in those instances where Escrow automatically terminates under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Paragraphs 4 and 5 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Holder after the end of the applicable time period but prior to the Close of Escrow.

7.3 CONSEQUENCES OF TERMINATION. If this Agreement terminates (or is properly terminated by either party) as specifically provided by its terms, then each of the following shall occur: Escrow shall be deemed automatically canceled regardless of whether cancellation instructions are signed; and, except as provided to the contrary in Paragraph 7.5 hereof (concerning Seller’s right to retain the Deposit as liquidated damages), Escrow Holder shall return all funds (including, without limitation, the Deposit to Buyer) and documents then held in Escrow to the party depositing the same, and neither party shall have any claim against the other by reason of this Agreement (other than as specifically set forth below or as provided by law for breach of this Agreement, subject to Paragraph 7.5 hereof). Notwithstanding anything to the contrary in this Agreement, if this Agreement terminates or Close of Escrow fails to occur, for any reason other than Buyer’s default under this Agreement, the Deposit shall be promptly returned to Buyer.

7.4 ESCROW AND TITLE COMPANY CANCELLATION CHARGES. If Escrow fails to close because of either party’s default, the defaulting party shall be liable for all Escrow and Title Company cancellation charges. If Escrow fails to close for any other reason, Buyer and Seller shall each pay one-half ( 1/2) of any Escrow and Title Company cancellation charges.

7.5 DEFAULT BY BUYER AND SELLER.

7.5.1 Default by Buyer. IF BUYER FAILS TO PURCHASE THE PROPERTY WHEN IT IS OBLIGATED TO DO SO UNDER THE TERMS OF THIS AGREEMENT, SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS “LIQUIDATED DAMAGES.” BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER’S DAMAGES BY REASON OF SUCH DEFAULT BY BUYER. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF SUCH DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER THE DEPOSIT AS LIQUIDATED DAMAGES. IN CONSIDERATION OF THE RIGHT TO RECEIVE PAYMENT OF THE LIQUIDATED DAMAGES, SELLER WILL BE DEEMED TO HAVE WAIVED ALL OF ITS CLAIMS AGAINST BUYER FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY. CONSEQUENTLY, THE LIQUIDATED DAMAGES SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW AND IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY REASON OF BUYER’S DEFAULT, EXCEPT AS SET FORTH IN PARAGRAPH 13.2 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 7.5.1 AND BY THE INITIALS OF THEIR REPRESENTATIVES IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

INITIALS OF SELLER’S REPRESENTATIVE	INITIALS OF BUYER’S REPRESENTATIVE

7.5.2 Default by Seller. If the Seller defaults on its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer shall be entitled to do either of the following as its sole and exclusive remedy: (a) terminate this Agreement and receive a refund of the Deposit, and, if such breach was a voluntary breach by Seller, Buyer shall also be entitled to receive all actual documented out-of-pocket costs and expenses incurred by Buyer in connection with this transaction, in an amount not to exceed Fifty Thousand Dollars ($50,000); or (b) receive specific performance from Seller.

8. GENERAL ESCROW PROVISIONS.

8.1 ESCROW INSTRUCTIONS. This Agreement when signed by Buyer and Seller shall also constitute Escrow Instructions to Escrow Holder.

8.2 OPENING OF ESCROW. When both (a) this Agreement, fully signed, or in signed counterparts, and (b) the Deposit have been delivered to Escrow Holder, Escrow shall be deemed open (“Opening of Escrow”), and Escrow Holder shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.

8.3 GENERAL PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the general provisions of Escrow Holder, if any, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of those general provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control.

8.4 PRORATIONS. Prorations for the Property shall be calculated and implemented by Buyer and the Seller as follows:

8.4.1 Standard Prorations. Subject to Paragraphs 8.4.3 through 8.4.8 hereof, all non-delinquent rents, expenses, expense recoveries, utility charges, common area charges, real property taxes, assessments, maintenance charges, and other revenues and costs for the Property shall be prorated as of the Close of Escrow (based on the periods to which they relate and are applicable, and regardless of when payable).

8.4.2 Intentionally omitted.

8.4.3 Additional Rent Reconciliation. To the extent that any additional rent (including, without limitation, estimated payments for operating expenses and/or real estate taxes) (collectively, “Expenses”) is paid by the Tenants to Seller under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Expenses to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Closing for the applicable reconciliation period based on a comparison of the actual Expenses to the estimated payments at the Closing. If, as of the Closing, Seller has received additional rent payments in excess of the amount that the Tenants would be required to pay, based on the actual Expenses as of the Closing, Buyer shall receive a credit in the amount of such excess. If, as of the Closing, Seller has received additional rent payments that are less than the amount that the Tenants would be required to pay based on the actual Expenses as of the Closing, Buyer shall deliver to Seller the amount of such deficiency within thirty (30) days of the reconciliation pursuant to which the Tenants’ payments of such deficient amounts are received by Buyer.

8.4.4 Receivables. Buyer shall not be required to purchase Seller’s accounts receivables and/or delinquent rents (including, without limitation, any additional rent payments or other amounts payable by the Tenants under the Leases). No proration shall be made at the Closing for these items. For a period of six (6) months following the Closing Date, Buyer shall continue to bill the Tenants for accounts receivable and delinquent rents attributable to the Property for the period prior to the Closing Date. To the extent that Buyer receives, within the first six (6) months after the Closing Date, rents applicable to a period prior to the Closing, Buyer shall promptly pay such rents to Seller after first deducting any sums due Buyer from the Tenants for rent or other charges accruing after the Closing Date. After six (6) months from the Closing Date, to the extent that Buyer has not paid to Seller accounts receivable and/or delinquent rents owing to Seller for periods prior to the Closing Date, Seller shall be permitted to collect such accounts receivables and/or such delinquent rents directly from the Tenants after the expiration of such six (6) month period to the extent such collections do not interfere with the Tenants’ tenancy. After expiration of such six (6) month period, all amounts (accounts receivables, rents, or otherwise) received by Buyer shall belong to Buyer unless the payment of any such amount (or the correspondence accompanying such payment) specifically states that it is specifically for satisfaction of amounts attributable to a period prior to the Closing Date.

8.4.5 Security Deposits. Buyer shall be credited at Closing for the amount of all security deposits provided for under the Leases as reflected in the rent roll provided by Seller to Buyer pursuant to Paragraph 3.2.2. hereof. Unless and until this Agreement is terminated, Seller shall not apply any security deposits reflected in the rent roll to any obligations under the Leases, except as expressly permitted by the Lease concerned, but only to the extent that the Tenant thereunder is at least thirty (30) days delinquent on its payment obligations under such Lease. With respect to any security deposit which is evidenced by a letter of credit, Seller shall (a) deliver to Buyer at the Closing such original letter of credit, and (b) execute and deliver at the Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer.

8.4.6 Leasing Costs.

(a) Buyer shall be credited at Closing for the amount of all unsatisfied costs and expenses which were incurred, or are to be incurred, in connection with any and all leases executed, modified or extended by Seller prior to the Effective Date, including, without limitation, all costs and expenses for tenant improvements (either completed or to be completed) and brokerage commissions (collectively, “Pre-Effective Date Leasing Costs”). Seller shall remain responsible for satisfying any Pre-Effective Date Leasing Costs which were not credited to Buyer (but were supposed to be credited to Buyer) at Closing.

(b) “Post-Effective Date Leasing Costs” means all costs and expenses payable in connection with any and all leases executed, modified or extended by Seller on or after the Effective Date, including, without limitation, all costs and expenses for tenant improvements (either completed or to be completed) and brokerage commissions to the extent (and only the extent) that such Post-Effective Date Leasing Costs are expressly set forth in such leases, modifications or extensions and such leases, modifications or extensions have been approved by Buyer in accordance with Paragraph 11.2 below. Seller shall be credited at Closing for the amount of any Post-Effective Date Leasing Costs paid by Seller. Buyer shall be responsible for satisfying all other Post-Effective Date Leasing Costs.

8.4.7 Capital Costs. Buyer shall be credited at Closing for the amount of all amounts which are unsatisfied amounts for all capital contracts, contracts pertaining to works of improvement or other contracts existing prior to Closing, pertaining to the Property (regardless of when the work, services or other obligations were performed or are to be performed) (“Pre-Closing Capital Costs”). Seller shall remain responsible for satisfying any Pre-Closing Capital Costs which were not credited to Buyer (but were supposed to be credited to Buyer) at Closing.

8.4.8 Delinquent Taxes and Mechanic’s Liens. Buyer shall receive a credit at Closing in the amount of any delinquent taxes applicable to the Property and any non-delinquent taxes shall be prorated in accordance with Paragraph 8.4.1 above. At Closing, Seller shall cause to be released or shall bond against any mechanic’s and materialmen’s liens encumbering the Property.

8.4.9 Tax Appeals. Seller has engaged Rob Galanis/Mountain High Properties (the “Broker”) for the purpose of protesting the amount of taxes or the assessed valuation for calendar year 2007 for the Property (“Protest Proceedings”), with the fee (the “Broker’s Fee”) to be paid to the Broker in connection therewith being equal to thirty percent (30%) of any net savings resulting from the Protest Proceedings. Any reduction in the taxes originally assessed for calendar year 2007 prior to payment of such taxes or any cash refunds or proceeds actually distributed following payment of such taxes (collectively, “Tax Reduction”) will be apportioned as described below. Any Tax Reduction (including interest thereon) on account of a favorable determination, after deduction of payment of any reimbursements owing to the Tenants, shall be: (a) the property of Seller to the extent such Tax Reduction was for taxes paid by Seller applicable to a period prior to the calendar year in which the Closing Date occurred, (b) prorated between Buyer and Seller for taxes paid or payable for the calendar year in which the Closing Date occurred, and (c) the property of Buyer for taxes payable for a period after the calendar year in which the Closing Date occurred. Buyer shall pay the Broker’s Fee directly to the Broker when due (that is, on determination or receipt of the Tax Reduction), and the Tax Reduction to be distributed or apportioned shall not be reduced by the Broker’s Fee, which shall be borne solely by Buyer. Seller shall have the obligation to refund to the Tenants as of the date of such Tax Reduction, any portion of such Tax Reduction paid to it which may be owing to the Tenants, which payment shall be paid to Buyer within fifteen (15) business days of delivery to Seller by Buyer of written confirmation of the Tenants’ entitlement to such Tax Reduction. Buyer shall have the obligation to refund to the Tenants as of the date of such Tax Reduction, any portion of such Tax Reduction paid to it which may be owing to the Tenants. Seller and Buyer agree to notify the other in writing of any receipt of a Tax Reduction within fifteen (15) business days of receipt of such Tax Reduction. To the extent either party obtains a Tax Reduction, a portion of which is owed to the other party, the receiving party shall deliver the Tax Reduction to the other party within fifteen (15) business days of its receipt.

8.4.10 Errors and Omissions. If any errors or omissions are made regarding adjustments and prorations, the parties shall make appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Close of Escrow regarding adjustments or prorations, the parties shall make the appropriate corrections promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the appropriate party within fifteen (15) business days after the correction or adjustment. Notwithstanding anything to the contrary in this Paragraph, any right to a correction or adjustment shall terminate one (1) year after Close of Escrow, except with regard to Pre-Effective Date Leasing Costs, Post-Effective Date Leasing Costs, Pre-Closing Capital Costs, and any Tax Reduction received with regard to any Protest Proceedings.

8.5 PAYMENT OF COSTS.

(a) Seller shall pay for (i) one-half ( 1/2) of the Escrow fees and charges, (ii) all title insurance costs and fees related to the standard coverage owner’s policy (only) (meaning with all standard printed exceptions), (iii) all costs for the Title Documents other than the Survey, (iv) all existing loan prepayment costs, if any, (v) all of Seller’s costs incurred with regard to this transaction, including, without limitation, its legal costs, except as provided in Paragraph 13.2, and (vi) all brokerage commissions due and payable under Paragraph 9 hereof.

(b) Buyer shall pay for (i) one-half ( 1/2) of the Escrow fees and charges, (ii) all recording fees for recording the Deed, (iii) all title insurance costs and fees in excess of the costs and fees related to the standard coverage owner’s policy (meaning Buyer shall pay for the cost of the removal of any of the standard printed exceptions, and for the addition of any endorsements), (iv) all costs for the Survey, and (v) all of Buyer’s costs incurred with regard to this transaction, including, without limitation, its legal costs, except as provided in Paragraph 13.2.

8.6 ESCROW HOLDER AUTHORIZED TO COMPLETE BLANKS. If necessary, Escrow Holder is authorized to insert the Closing Date in any blanks in the Closing documents.

8.7 RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS. When Buyer and Seller have satisfied their respective Closing obligations under Paragraphs 6.2, 6.3, and 6.4 hereof and each of the conditions under Paragraphs 4 and 5 hereof have either been satisfied or waived, Escrow Holder shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Buyer’s and Seller’s Closing instructions:

(a) Prorations. Prorate and allocate all matters as described in Paragraphs 8.4 and 8.5 hereof;

(b) Recording. Cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the official records of the county in which the Property is located in the order set forth in Buyer’s and Seller’s Closing instructions;

(c) Funds. Disburse funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant to this Agreement, including, without limitation, the payment of the Purchase Price to Seller;

(d) Document Delivery. Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate; and

(e) Title Policy. Direct the Title Company to issue the Approved Title Policy to Buyer.

9. BROKERAGE COMMISSIONS. The Broker, acting on behalf of Seller, is the sole broker in this transaction. Concurrently with the Close of Escrow, Seller shall be responsible for paying to Broker all brokerage commissions payable to Broker pursuant to a separate agreement between Seller and Broker. Except for the Broker, it is understood that neither Seller nor Buyer has engaged any other broker or finder in connection with this transaction. Seller shall indemnify, defend and hold harmless Buyer from and against all claims, liabilities, costs, damages and expenses, (including, without limitation, attorneys’ fees and costs) resulting from or arising out of any claims for fees, costs, or commissions arising out of any contract or commitment made by or through Seller, including, without limitation, any claim of the Broker. Buyer shall indemnify, defend and hold harmless Seller from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorneys’ fees and costs) resulting from or arising out of any claims for fees, costs, or commissions arising out of any contract or commitment made by or through Buyer.

10. REPRESENTATIONS AND WARRANTIES.

10.1 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller, which representations and warranties shall also be true as of Close of Escrow and survive the Close of Escrow, as follows:

10.1.1 Organization; Authority. Buyer is a Delaware limited liability company validly existing under the laws of the state of its establishment, with full power and authority to enter into and comply with the terms of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Buyer. This Agreement and Buyer’s performance of the obligations in this Agreement do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Buyer. Neither this Agreement nor anything provided to be done under this Agreement violates or shall constitute or result in a default, breach, or violation of any covenant, agreement, instrument, document or understanding for which Buyer is bound.

10.1.2 Binding Effect of Documents. This Agreement and the other documents to be executed by Buyer will have been duly entered into by Buyer and will constitute legal, valid and binding obligations of Buyer.

10.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer, which representations and warranties shall also be true as of Close of Escrow and shall survive the Close of Escrow to the extent set forth in Paragraph 13.20 below, as follows:

10.2.1 Organization; Authority. Seller is a Utah corporation validly existing under the laws of the state of its establishment, with full power and authority to enter into and comply with the terms of this Agreement and is qualified to do business in the State of Utah. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller. This Agreement and Seller’s performance of the obligations in this Agreement do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Seller. Neither this Agreement nor anything provided to be done under this Agreement shall constitute or result in a default, breach or violation of any covenant, agreement, instrument, document or understanding to which Seller is bound.

10.2.2 Binding Effect of Documents. This Agreement and the other documents to be executed by Seller will have been duly entered into by Seller and will constitute legal, valid and binding obligations of Seller.

10.2.3 Pending Litigation or Proceedings. Seller has not received written notice of any (a) pending claims, suits, actions or arbitrations, or any regulatory, legal, or other proceedings or investigations affecting the Property or Seller’s rights and obligations under this Agreement, or (b) any contemplated condemnation, eminent domain, or similar proceedings, for the Property.

10.2.4 Violation of Law. Seller has not received any written notice of any violation of any laws, ordinances, rules or administrative or judicial orders (including those relating to hazardous materials) affecting or regarding the Property.

10.2.5 No Other Contracts. To Seller’s current, actual knowledge, (a) the Service Contracts listed on Exhibit “E” attached hereto are all of the service contracts affecting the Property and, (b) except for the Service Contracts, if any, Buyer elects (or is deemed to have elected) to assume pursuant to the provisions of Paragraph 3.3 hereof, and the Permitted Exceptions, there shall not be any Service Contracts or contracts or agreements of any type pertaining to the Property, the obligation or liability for which Buyer or the Property could be liable after the Closing.

10.2.6 Property Documents. To Seller’s current, actual knowledge, Seller has provided or made available to Buyer all Property Documents in Seller’s possession or control.

10.2.7 Leases. The Leases listed in Exhibit “C” attached hereto are the only leases affecting the Property.

As used in this Paragraph 10.2 or elsewhere in this Agreement, “Seller’s current, actual knowledge” means only the conscious awareness of Weldon Bracken, Julie Varoz and Michael Willhard, without any investigation whatever.

10.3 “AS IS” SALE.

10.3.1 EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND TERMS (INCLUDING, WITHOUT LIMITATION, ALL COVENANTS AND OBLIGATIONS, INCLUDING INDEMNITY OBLIGATIONS) EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH CLOSING, BUYER (a) AGREES THAT IT IS PURCHASING THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT RECOURSE AGAINST SELLER, BASED ON ITS OWN INVESTIGATION OF THE PROPERTY, (b) AGREES THAT SELLER HAS NOT MADE ANY REPRESENTATION, WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, AND (c) WAIVES ANY CLAIM OF LIABILITY AGAINST SELLER BASED ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, UNDERTAKING OR OTHER AGREEMENT IN FAVOR OF BUYER THAT MAY HAVE BEEN MADE BY SELLER OR ANY PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER IN CONNECTION WITH THE PROPERTY OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BROKER. BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE.

10.3.2 BUYER RELEASES SELLER FROM ANY OBLIGATION, CLAIM, LIABILITY, ACTION, COST OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES) RELATED TO ANY HAZARDOUS SUBSTANCES, HAZARDOUS WASTES, POLLUTANTS OR CONTAMINANTS AT ANY TIME USED, DEPOSITED, STORED, DISPOSED OF, PLACED OR OTHERWISE LOCATED IN OR ON, OR RELEASED FROM, THE PROPERTY OR ANY FACILITY OPERATED ON THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION, CLAIM, LIABILITY, ACTION, COST OR EXPENSE ARISING UNDER THE FOLLOWING: (a) THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. §6901 ET SEQ.; (b) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, 42 U.S.C. §9601 ET SEQ.; (c) THE TRANSPORTATION OF HAZARDOUS MATERIALS ACT, 49 U.S.C. §5101 ET SEQ.; (d) THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. §2601 ET SEQ.; (e) THE CLEAN WATER ACT, 33 U.S.C. §1251 ET SEQ.; (f)

THE CLEAN AIR ACT, 42 U.S.C. §7401 ET SEQ.; (g) THE REGULATIONS OF THE ENVIRONMENTAL PROTECTION AGENCY; (h) THE REGULATIONS OF THE NUCLEAR REGULATORY AGENCY; AND (i) ANY RELATED OR SIMILAR STATUTES, ORDINANCES OR RESOLUTIONS OF THE STATE OF UTAH OR ANY OTHER GOVERNMENTAL ENTITY. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE PROVISIONS OF THIS PARAGRAPH 10.3.2 SHALL NOT APPLY TO, AND BUYER DOES NOT RELEASE SELLER FROM, (A) ANY DAMAGES, CLAIMS, LIABILITIES OR OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH A BREACH OF ANY COVENANT, REPRESENTATION OR WARRANTY OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, (B) SELLER’S FRAUD, OR (C) ANY CLAIMS OR ACTIONS BUYER MAY HAVE AGAINST SELLER AS A RESULT OF ANY THIRD-PARTY CLAIMS ACTUALLY ASSERTED AGAINST BUYER, TO THE EXTENT (BUT ONLY TO THE EXTENT) TO WHICH SUCH THIRD-PARTY CLAIMS ARE BASED ON ACTIONS ACTUALLY TAKEN BY SELLER PRIOR TO CLOSING.

INITIALS OF BUYER’S REPRESENTATIVE

11. CONDUCT DURING ESCROW PERIOD.

11.1 LICENSE TO ENTER. Until Close of Escrow or this Agreement is terminated, Buyer and Buyer’s employees and agents shall have reasonable access to the Property to conduct any tests and investigations, environmental, physical, structural, or otherwise, including without limitation, a Phase I environmental audit (and where reasonably approved by Seller, a Phase II environmental audit). After any entry on the Property, Buyer shall immediately restore the Property to its condition before Buyer entered on the Property. Except for those matters caused by the negligent acts or omissions of Seller, Buyer shall indemnify, defend and hold harmless Seller from and against all claims, losses, liabilities, damages, expenses and costs (including, without limitation, attorneys’ fees and costs) arising from the acts or omissions of Buyer or its agents during their entry on the Property. Notwithstanding anything to the contrary in this Paragraph, this indemnification shall not apply to Buyer’s discovery of existing conditions on the Property.

11.2 NO NEW OR MODIFIED LEASES OR CONTRACTS WITHOUT CONSENT. From and after the Effective Date and prior to the expiration of the Feasibility Period, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) enter into (a) any new contracts or agreements affecting the Property or amend or modify any existing Contracts, or (b) any new leases affecting the Property or amend, modify or terminate any of the existing Leases. From and after the expiration of the Feasibility Period, Seller shall not, without the prior written consent of Buyer (which consent may be given or withheld by Buyer in its sole and absolute discretion) enter into (y) any new contracts or agreements affecting the Property or amend or modify any existing Contracts, or (z) any new leases affecting the Property or amend, modify or terminate any of the existing Leases.

11.3 INSURANCE. All insurance policies carried by Seller with respect to the Property and in effect as of the Effective Date shall remain in effect until Close of Escrow.

11.4 OPERATION OF PROPERTY. From and after the Effective Date until the Close of Escrow, Seller covenants and agrees that it shall operate and manage the Property in the same manner as prior to the Effective Date and in accordance with all applicable laws, ordinances, rules and regulations affecting the Property. None of the Personal Property shall be removed from the Property.

11.5 NO FURTHER ENCUMBRANCE. From and after the Effective Date, Seller shall not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Buyer at the Close of Escrow).

11.6 NO MARKETING. From and after the Effective Date, Seller shall not market, solicit, negotiate, or enter into any agreement with any party other than Buyer for the sale or transfer of any interest in the Property, unless and until this Agreement is terminated or Buyer defaults in its obligations under this Agreement.

11.7 ESTOPPEL CERTIFICATES. Within five (5) business days after the Effective Date, Seller shall send to each Tenant an Estoppel Certificate, and use its best, commercially reasonable efforts to receive the Estoppel Certificates, signed by the Tenants, prior to the expiration of the Feasibility Period. Seller shall provide Buyer with an opportunity to review the Estoppel Certificates before they are sent to the Tenants for signature.

11.8 SNDA. Upon its receipt of the SNDA from Buyer or its lender, Seller shall promptly send the SNDA to each Tenant, and use its best, commercially reasonable efforts to receive the SNDAs, signed by the Tenants, prior to the Closing Date.

11.9 FUTURE NOTICES. Seller shall promptly deliver to Buyer any notices it may hereafter receive from time to time that, if not delivered to Buyer, would cause the representations and warranties set forth in Paragraph 10.2 herein to be untrue if made after Seller’s receipt of any such notices.

12. CONDEMNATION OR CASUALTY.

12.1 CONDEMNATION. If before the Closing, all or any portion of the Property is taken by eminent domain or is the subject of a pending taking which has not been consummated (collectively, a “Taking”), Seller shall promptly notify Buyer of the event and Buyer shall have the option either to proceed with or terminate this Agreement by delivery of written notice of Buyer’s election to Seller within ten (10) business days after receipt of Seller’s notice. If Seller has not received Buyer’s written notice within the ten (10) business day period, then Buyer shall be deemed to have elected to terminate the transactions contemplated by this Agreement and Escrow Holder shall immediately refund to Buyer the Deposit. If Buyer elects to continue with this transaction, as provided above, then the condemnation proceeds shall become the property of Buyer after Close of Escrow. Seller agrees to execute all documents necessary in order to effectuate such transfer of any condemnation proceeds to Buyer.

12.2 CASUALTY. If before the Closing, all or any portion of the Property is damaged or destroyed in a manner that will not be repaired prior to Closing (collectively, a “Casualty”), Seller shall promptly notify Buyer of the event and Buyer shall have the option either to proceed with or terminate this Agreement by delivery of written notice of Buyer’s election to Seller within ten (10) business days after receipt of Seller’s notice. If Seller has not received Buyer’s written notice within the ten (10) business day period, then Buyer shall be deemed to have elected to terminate the transaction contemplated by this Agreement and Escrow Holder shall immediately refund to Buyer the Deposit. If

Buyer elects to continue with this transaction, as provided above, then the Casualty proceeds from the carrier shall become the property of Buyer after Close of Escrow (however, Buyer shall receive a credit at Closing for the amount of any deductible, self-insured amount or uninsured amount). Seller agrees to execute all documents necessary in order to effectuate such transfer of any Casualty proceeds to Buyer.

13. GENERAL PROVISIONS.

13.1 ASSIGNMENT.

13.1.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns.

13.1.2 Right to Assign. Buyer shall have the right to assign its rights and obligations under this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor on prior or concurrent written notice to Seller, which notice shall be accompanied by a legible photocopy of the fully-executed assignment and assumption instrument effecting such assignment, but without the prior written consent of Seller. However, Buyer shall not be relieved of its obligations under this Agreement by such assignment or nomination until Close of Escrow. If Buyer’s assignee or nominee has satisfied all of Buyer’s obligations under this Agreement as of the Closing Date (including, without limitation, the payment of the Purchase Price to Seller, subject to permitted prorations and adjustments), and has signed a written assumption of all of Buyer’s obligations under this Agreement, Buyer (but not the assignee) shall automatically be released from any further obligations or responsibilities under this Agreement upon Close of Escrow.

13.2 ATTORNEYS’ FEES AND/OR COSTS. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to, in addition to damages, injunctive relief or other relief (subject to the limitations set forth in this Agreement), its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees, both at trial and on appeal.

13.3 NOTICES AND APPROVALS.

(a) All notices, approvals or other communications (collectively, “Notices”) required or permitted under this Agreement shall be in writing, and shall be sent by one or more of the following: (i) personally delivered, (ii) sent by overnight mail (Federal Express or the like), (iii) sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) sent by facsimile (provided that a follow-up hard copy of the facsimile is sent the same day by one of the other above methods within two (2) business days after the transmission).

(b) Notices shall be deemed received upon the earlier of (i) if personally delivered, the day of delivery, to the address of the person to receive such Notice, (ii) if sent by overnight mail, the business day following its deposit in such overnight facility, (iii) if mailed, two (2) business days after the date of posting by the United State Post Office, or (iv) if by facsimile, the date of transmission. If multiple methods of providing notice have been used, the earlier date of deemed notice shall govern. In order to be effective, all Notices must be directed to the appropriate parties as follows.

To Buyer:	KBS CAPITAL ADVISORS LLC
201 California Street, Suite 470 San Francisco, California 94111
	Attention:	Peter F. Mette
	Telephone:	415-962-0187
	Facsimile:	415-962-0188

With copies to:	KBS CAPITAL ADVISORS LLC
620 Newport Center Drive, Suite 1300 Newport Beach, California 92660
	Attention:	Jim Chiboucas, Esq.
	Telephone:	949-417-6555
	Facsimile:	949-417-6523

and

Morgan, Lewis & Bockius LLP
5 Park Plaza, Suite 1750 Irvine, California 92614
	Attention:	L. Bruce Fischer, Esq.
	Telephone:	949-399-7145
	Facsimile:	949-399-7001

To Seller:	Workers Compensation Fund
392 East 6400 South Salt Lake City, Utah 84107
	Attention:	Michael Willhard
	Telephone:	800-446-2667
	Facsimile:	801-288-8555

With copies to:	Parr, Waddoups, Brown, Gee & Loveless
185 South State Street, Suite 1300 Salt Lake City, Utah 84111
	Attention:	Victor A. Taylor, Esq.
	Telephone:	801-257-7945
	Facsimile:	801-532-7750

To Escrow Holder:	Integrated Title Insurance Services, LLC
6925 Union Park Center, Suite 200 Cottonwood Heights, Utah 84047
	Attention:	Bill Roeder
	Telephone:	801-307-0160
	Facsimile:	801-307-1070

13.4 CONTROLLING LAW. This Agreement shall be construed under the laws of the State of Utah in effect at the time of the signing of this Agreement.

13.5 TITLES AND CAPTIONS. Titles and captions are for convenience only and shall not constitute a portion of this Agreement. References to paragraph numbers are to paragraphs in this Agreement, unless expressly stated otherwise.

13.6 INTERPRETATION. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. The word “including” shall be construed as if followed by the words “without limitation.” If a dispute arises over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either Buyer or Seller.

13.7 NO WAIVER. A waiver by either party of a breach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.

13.8 MODIFICATIONS. Any alteration, change or modification of or to this Agreement, in order to become effective, shall be made in writing and in each instance signed on behalf of each party.

13.9 SEVERABILITY. If any term or provision of this Agreement, or its application to any party or set of circumstances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.

13.10 INTEGRATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. This Agreement contains the entire understanding between the parties relating to the transactions contemplated by this Agreement. All prior or contemporaneous agreements, understandings, representations, warranties and statements, whether oral or written, are superseded by this Agreement.

13.11 NOT AN OFFER. Buyer’s delivery of unsigned copies of this Agreement is solely for the purposes of review by Seller. The signing of this Agreement by Seller constitutes an offer which shall not be deemed accepted by Buyer unless and until Buyer has signed this Agreement and delivered at least a signed signature page to Seller at the address set forth in Paragraph 13.3 hereof.

13.12 POSSESSION OF PROPERTY. Buyer shall be entitled to possession of the Property only after the Closing and not before.

13.13 COUNTERPARTS. This Agreement may be signed in multiple counterparts which shall, when signed by all parties, constitute a binding agreement.

13.14 EXHIBITS INCORPORATED BY REFERENCE. All exhibits attached to this Agreement are incorporated in this Agreement by this reference.

13.15 COMPUTATION OF TIME. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Effective Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Salt Lake City time, and (b) all time periods shall expire at 5:00 p.m., Salt Lake City time.

13.16 COOPERATION. From and after the Closing Date, Seller shall in general cooperate with Buyer in connection with any litigation involving the Property, but Seller shall not be required to institute any lawsuit or extend any sums of money in connection with such cooperation, unless Buyer agrees to reimburse Seller for such expenditures.

13.17 CONFIDENTIALITY. Buyer and Seller, for themselves and their affiliates, subsidiaries, agents, employees and retained professionals, agree to keep this Agreement and all of its terms confidential and not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the written consent of the other party; provided, however that each party shall have the right to make such disclosures as required by law and as are needed for the transaction to occur (i.e. consultants, lenders, capital sources, etc). Notwithstanding the foregoing, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.

13.18 FURTHER ASSURANCES. Buyer and Seller each agree to execute, acknowledge and deliver all such further acts, instruments, and assurances and to take all such further action before or after the Closing as shall be reasonably necessary and desirable to carry out fully this Agreement and to consummate and effect fully the transactions as contemplated by this Agreement.

13.19 NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of Buyer and Seller, and their respective successors and assigns, and no third parties are intended to or shall have any rights under this Agreement, including, without limitation, the Broker.

13.20 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Unless otherwise expressly stated in this Agreement, each of the covenants, obligations, representations, and agreements contained in this Agreement shall survive the Close of Escrow and the execution and delivery of the Deed (and shall not be merged with the recording of the Deed) for a period of nine (9) months only, at which time such covenants, obligations, representations and agreements shall automatically terminate and have no further force or effect unless a lawsuit has been filed by Buyer against Seller within such nine (9) month period.

13.21 TIME OF ESSENCE. Time is of the essence in the performance of all of the terms and conditions of this Agreement.

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“SELLER”

WORKERS COMPENSATION FUND, a Utah corporation

By:	/s/ Authorized Signatory

(Print Name)	(Title)

[Signatures continued on following page]

“BUYER”

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer